Exhibit 5.1

WILMINGTON RODNEY SQUARE NEW YORK ROCKEFELLER CENTER CHARLOTTE CARILLON TOWER

[•], 2024

The Children’s Place, Inc.

500 Plaza Drive

Secaucus, New Jersey 07094

Re:	The Children’s Place, Inc.

Ladies and Gentlemen:

We have acted as special Delaware counsel to The Children’s Place, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (including all exhibits thereto, the “Registration Statement”), filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), relating to the Company’s proposed pro rata distribution to its stockholders of  non-transferable subscription rights (the “Rights”) to purchase up to an aggregate of [•] shares (the “Shares”) of common stock, par value $0.10 per share (the “Common Stock”), of the Company (the “Rights Offering”). The Registration Statement includes a related prospectus (the “Prospectus”) filed with the Registration Statement in connection with the Rights Offering.

At your request, this opinion letter is being furnished to you for filing as Exhibit 5.1 to the Registration Statement. No opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the prospectus forming a part thereof, other than as expressly stated herein with respect to the issuance of the Rights and the Shares.

For the purpose of rendering our opinion as stated herein, we have conducted no independent factual investigation of our own, and have examined only the following documents:

(i)  the Amended and Restated Certificate of Incorporation of the Company;

Young Conaway Stargatt & Taylor, LLP

Rodney Square | 1000 North King Street | Wilmington, DE 19801

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Young Conaway Stargatt & Taylor, LLP

The Children’s Place, Inc.

[•], 2024

(ii)  the Seventh Amended and Restated Bylaws of the Company, which constitute the bylaws of the Company currently in effect;

(iii)  the Registration Statement;

(iv)  (a) the resolutions of the Board of Directors of the Company (the “Board”) adopted at a meeting of the Board held on February 28, 2024; (b) the Unanimous Written Consent of the Independent Committee of the Board dated September 23, 2024; (c) the resolutions of the Corporate Responsibility, Sustainability & Governance Committee of the Board adopted at a meeting of such committee held on September 25, 2024; and (d) the resolutions of the Board adopted at a meeting of the Board held on September 25, 2024 (collectively, the “Board and Committee Resolutions”), relating to the Rights Offering, the Registration Statement, the proposed issuance of the Rights and the Shares, and other matters related thereto;

(v)  a certificate of an officer of the Company, dated [●], 2024 (the “Officer’s Certificate”); and

(vi) a Certificate of Good Standing with respect to the Company, dated [●], 2024, obtained from the Secretary of State of the State of Delaware.

For purposes of this opinion letter, we have not reviewed any documents, agreements or records other than the documents, agreements or records listed in (i) through (vi) above.

In particular, we have not reviewed, and express no opinion on, any document, agreement or record (other than the documents, agreements or records listed in (i) through (vi) above) that is referred to or incorporated by reference into, the documents, agreements or records reviewed by us (unless otherwise listed in (i) through (vi) above). We have assumed that there exists no provision in any document, agreement or record that we have not reviewed that bears upon or is inconsistent with or would otherwise alter the opinion stated herein.

As to certain factual matters, we have relied upon the Officer’s Certificate and have not sought to independently verify such matters.

Based solely upon our examination of and reliance upon the foregoing, and subject to the limitations, exceptions, qualifications, and assumptions set forth herein, we are of the opinion that (i) when the Registration Statement becomes effective under the Act and (ii) upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and the Prospectus and in accordance with the Board and Committee Resolutions: (A) the Rights will be valid and binding obligations of the Company and (B) the Shares will be validly issued, fully paid and nonassessable.

Young Conaway Stargatt & Taylor, LLP

The Children’s Place, Inc.

[•], 2024

The opinion expressed herein is subject in all respects to the following assumptions, limitations, and qualifications:

(i)  Our opinion expressed herein is limited to the General Corporation Law of the State of Delaware (the “DGCL”) in effect on the date hereof. We have not considered and express no opinion with regard to, or as to the significance or effect in any respect of, laws, rules or regulations of any other jurisdiction (whether foreign or domestic), including, without limitation, the laws of any other state of the United States, federal laws of the United States (including, without limitation, federal laws and rules and regulations relating to securities), the securities laws of any state of the United States, blue sky laws, antitrust laws, insurance laws, tax laws, and regulations of stock exchanges or of any other regulatory body.

(ii)  We have assumed, without any investigation, (a) the legal capacity of natural persons who are signatories to the documents examined by us, (b) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (c) the genuineness of all signatures on all documents examined by us, (d) the authenticity of all documents submitted to us as originals, (e) the accuracy and completeness of all documents examined by us, (f) the conformity to authentic originals of all documents submitted to us as certified, conformed, photostatic, or other copies, and (g) that the documents, in the forms submitted to us for review, have not been and will not be altered, modified, or amended in any respect, and have not otherwise been revoked since the time of their adoption and remain in full force and effect.

(iii)  We assume that, at the time of the issuance of the Shares, there will be a sufficient number of unissued shares of Common Stock, which shares had not been previously subscribed for, reserved, or otherwise committed to be issued, available to satisfy the obligation of the Company to issue the Shares.

(iv)  We have assumed that each of the statements made and certified in the Officer’s Certificate was true and correct when made, has at no time since being made and certified become untrue or incorrect, remains true and correct on the date hereof, and will be true and correct on the date the Company is or becomes obligated to issue the Shares.

(v)  We have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares as provided in the DGCL.

(vi)  The opinion set forth herein is subject to and may be limited by (a) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Transfer Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (b) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness and the possible unavailability of specific performance or injunctive relief (regardless of whether such enforceability is considered in a proceeding in equity or at law), (c) applicable law relating to fiduciary duties, (d) public policy limitations with respect to exculpation, contribution, indemnity and advancement provisions, (e) the qualification that enforceability may be limited by a refusal to recognize a purported waiver of any statutory right other than, as a matter of state law in the state courts of the State of Delaware, the right to a trial by jury, (f) generally applicable rules of law that forum selection clauses in contracts are not necessarily binding on the courts in the forum selected, (g) general rules of law that may render an entire agreement unenforceable if any unenforceable provision thereof is essential to the agreed upon exchange, (h) the qualification that a provision permitting modification of an agreement or waiver of rights or remedies under an agreement only in writing may not be enforceable and (i) the qualification that provisions requiring the payment of attorneys’ fees may be limited.

Young Conaway Stargatt & Taylor, LLP

The Children’s Place, Inc.

[•], 2024

(vii)  We express no opinion as to the Uniform Commercial Code (including the Delaware Uniform Commercial Code, 6 Del. C. § 1-101 et seq., in effect on the date hereof) or as to whether any filings may be required thereunder in connection with any of the documents examined by us.

(viii)  The opinion expressed in this letter is rendered as of the date hereof and is based on our understandings and assumptions as to present facts, and on the application of the DGCL as the same exists on the date hereof. We assume no obligation to update or supplement this opinion letter after the date hereof with respect to any facts or circumstances that may hereafter come to our attention or to reflect any changes in the facts or law that may hereafter occur or take effect.

We hereby consent to your filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our Firm in the Prospectus under the heading “Legal Matters”.  This opinion is rendered solely for your benefit in connection with the filing of the Registration Statement and, except as provided in the preceding sentence, may not, without our prior written consent, be furnished or quoted to any other person or entity. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Sincerely,